Exhibit 99.3

Email to Key Partners

Subject: Exciting news from Akouos

Hi [INSERT NAME],

Today Akouos and Lilly announced an agreement for Akouos to be acquired by Lilly, where we will bring our first-in-class gene therapy programs with the potential to treat inner ear conditions to the Lilly Institute for Genetic Medicine. The full press release with additional details can be found here [INSERT LINK].

We view this as a tremendously positive event for Akouos and for our work with you, as it provides extensive support and resources to advance our shared purpose to create medicines that make life better for individuals and families in the deaf and hard of hearing community and help advance our mission to make healthy hearing available to all.

We see this as an incredible opportunity to accelerate the great work we’ve been doing together and look forward to further collaboration.

We will have more information to share after the transaction closes, which is anticipated in the fourth quarter of 2022, and we expect business as usual until then.

Best,

[INSERT NAME OF SENDER]

ADDITIONAL INFORMATION AND WHERE TO FIND IT

The tender offer for the outstanding shares of common stock, par value $0.0001 per share (“Common Stock”), of Akouos, Inc. (the “Company”), has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Eli Lilly and Company (“Lilly”) and its acquisition subsidiary will file with the SEC upon commencement of the tender offer. A solicitation and offer to buy outstanding shares of Common Stock will only be made pursuant to the tender offer materials that Lilly and its acquisition subsidiary intend to file with the SEC. At the time the tender offer is commenced, Lilly and its acquisition subsidiary will file tender offer materials on Schedule TO with the SEC, and the Company will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AND EACH AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND STOCKHOLDERS OF THE COMPANY SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES OF COMMON STOCK IN THE TENDER OFFER. The tender offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the solicitation/recommendation statement, will be made available to all stockholders of the Company at no expense to them at the Company’s website at www.akouos.com and (once they become available) will be mailed to the Company’s stockholders free of charge. The information contained in, or that can be accessed through, the Company’s website is not a part of, or incorporated by reference herein. The tender offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the solicitation/recommendation statement, will also be made available for free on the SEC’s website at www.sec.gov. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the solicitation/recommendation statement, Lilly and the Company file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read any reports, statements or other information filed by Lilly and the Company with the SEC for free on the SEC’s website at www.sec.gov.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This communication includes forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those implied by the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectations of the Company and members of its senior management team and can typically be identified by words such as “believe,” “expect,” “estimate,” “predict,” “target,” “potential,” “likely,” “continue,” “ongoing,” “could,” “should,” “intend,” “may,” “might,” “plan,” “seek,” “anticipate,” “project” and similar expressions, as well as variations or negatives of these words. Forward-looking statements include, without limitation, statements regarding: the proposed acquisition of the Company; prospective performance, future plans, events, expectations, objectives and opportunities and the outlook for the Company’s business; potential contingent consideration amounts and terms; the commercial success of the Company’s product candidates and ongoing clinical and preclinical development; the anticipated timing of clinical data; the possibility of unfavorable results from clinical trials; filings and approvals relating to the proposed acquisition of the Company; prospective benefits of the proposed acquisition of the Company; the expected timing of the completion of the proposed acquisition of the Company; and the accuracy of any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties including, among others, uncertainties as to the timing of the tender offer and the completion of the proposed acquisition of the Company; uncertainties as to how many of the Company’s stockholders will tender their shares of Common Stock in the tender offer; the possibility that various closing conditions for the proposed acquisition may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed acquisition; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the effects of the proposed acquisition (or the announcement thereof) on the trading price of the Common Stock; relationships with associates, customers, other business partners and key third parties, or governmental entities; transaction costs; risks that the proposed acquisition disrupts current plans and operations of the Company or adversely affects employee retention; the risk that the proposed acquisition of the Company will divert management’s attention from ongoing business operations; changes in the Company’s businesses during the period between announcement and closing of the proposed acquisition; any legal proceedings that may be instituted related to the proposed acquisition; and other risks and uncertainties, including those identified under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each of which is filed with the SEC and available at www.sec.gov, and other filings that the Company may make with the SEC in the future. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected or anticipated in these forward-looking statements. Any forward-looking statements made by the Company in this communication speak only as of the date hereof. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.